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                                                                  Exhibit 10.2


                               AMENDMENT NO. 1

                                      TO

                       STRATEGIC STOCKHOLDERS AGREEMENT


     This Amendment No. 1 to Strategic Stockholders Agreement (the "Amendment") is made and entered into as of February 26, 1996, by and among Haim Saban ("Saban") and Fox Broadcasting Company, a Delaware corporation ("FBC").


                                R E C I T A L S
                                - - - - - - - -


          A. Saban and FBC are two of the parties to that certain Strategic Stockholders Agreement (the "Agreement"), dated as of December 22, 1995, among Saban, FBC, the other "Shareholders" (as therein defined), and Saban Entertainment, Inc., FCN Holding, Inc. and FCNH Sub, Inc., which are each Delaware corporations. All terms defined in the Agreement which are not defined in this Amendment shall have the same meanings when used in this Amendment.

          B. The parties desire to amend the Agreement to correct a mathematical error in Section 10(i)(B) thereof.

          C. Pursuant to Section 11(j) of the Agreement, the Agreement may be amended with the written consent of FBC and Saban. This Amendment constitutes that consent.


                               A G R E E M E N T
                               - - - - - - - - -


     NOW, THEREFORE, in consideration of the foregoing facts, the parties hereto agree as follows:

     1. Section 10(i)(B) of the Agreement is amended to read in full as follows:

          (B) If the aggregate amount of cash received by the Management Company pursuant to or with respect to the Asset Assignment Agreement during the period from the date of this Agreement through June 30, 1996 plus the amounts paid to FCNH Sub by way of dividend pursuant to the terms of Section 5.9.2 of the Operating Agreement (the "Actual Cash Payments") are less than $35,755,000, FBC shall, within 30 days following receipt of the FCN Net Profits Statement, contribute to the

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     Management Company, without offset, an amount equal to the difference between $35,755,000 and the Actual Cash Payments.


     2. Except as expressly modified herein, all terms of the Strategic Stockholders Agreement remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


FOX BROADCASTING COMPANY


By   /s/ Chase Carey
     ---------------
                                   /s/ Haim Saban
                                   ----------------------
Its  Chairman and CEO              HAIM SABAN
     ----------------

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